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                                                                   EXHIBIT 99.5

                    CONSENT OF PERSON TO BECOME A DIRECTOR

  The undersigned hereby consents to the reference to the undersigned in the Registration Statement on Form S-4 to be filed by Hollywood Park, Inc., with respect to the merger of HP Acquisition, Inc. with and into Boomtown, Inc., as a person named therein to become a Director of Hollywood Park, Inc.

Dated: September 18, 1996

                                                /s/ Timothy J. Parrott
                                                   Timothy J. Parrott